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                                                                   EXHIBIT 10.15


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 7th day of February, 2001, by and among FreeMarkets, Inc., a Delaware corporation ("Parent"), Adexa, Inc., a California corporation (the "Company"), all of the outstanding capital stock of which will be owned by Parent following the Merger, and Dr. K. Cyrus Hadavi, an individual (the "Employee"). Defined terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in that certain Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), by and among Parent, Axe Acquisition Corporation and the Company.


                              W I T N E S S E T H:

         WHEREAS, Parent and the Company are parties to the Reorganization Agreement, which contemplates the acquisition by Parent of all of the outstanding equity interests in the Company; and

         WHEREAS, Employee presently serves as an employee of the Company, and the Company and Parent desire that Employee continue as an employee of the Company following the Effective Time of the Merger on the terms and conditions contained in this Agreement, and Employee wishes to continue as an employee of the Company following the Effective Time on the terms and conditions contained in this Agreement; and

         WHEREAS, in order to induce Parent to enter into the Reorganization Agreement, Employee has agreed to continue as an employee of the Company following the Effective Time on the terms and conditions contained in this Agreement; and

         WHEREAS, the effectiveness of this Agreement is a condition to the obligation of Parent to consummate the transactions contemplated by the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, Parent, the Company and Employee, each intending to be legally bound hereby, agree as follows:

         1. Effectiveness; Employment

                  (a) This Agreement shall become effective at the Closing of the Merger of Axe Acquisition Corporation with and into the Company pursuant to which the Company shall become a wholly owned subsidiary of Parent (the "Effective Date").

                  (b) At the Effective Date, the Company shall employ Employee as an employee of the Company, and Employee hereby accepts employment with the Company, for


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the Term (as defined in Section 3 hereof) and upon the terms and conditions contained in this Agreement.

                  (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Merger is not consummated, then this Agreement shall be void and of no force and effect whatsoever.

         2. Position and Duties.

                  (a) During the Term, Employee shall serve as Vice Chairman and General Manager of iCollaboration Business Unit, a Member of the Office of the Chairman of Parent, and as a member of the Senior Leadership Team, and Employee shall perform such duties and accept all responsibilities incidental to such position or, consistent with Employee's position, as may reasonably be assigned to Employee by the Board of Directors of the Company or by those having supervisory authority over Employee. Employee shall report to the Chief Executive Officer and Chairman of Parent. Employee shall cooperate fully with the Board of Directors and the employees of the Company and of Parent. Further, Employee agrees and acknowledges that the Chief Executive Officer of Parent has the authority to change Employee's reporting relationships.

                  (b) Throughout the Term, Employee will faithfully and diligently devote Employee's entire working time, energy, skill and best efforts to the performance of Employee's duties hereunder in a manner which will further the business and interests of the Company and its Affiliates. As used herein, the term "Affiliate" shall mean Parent and any corporation, association or other business entity of which more than 50% of the securities or other ownership interests having voting power is owned or controlled, directly or indirectly, by Parent, including, without limitation, the Company.

         3. Term of Employment. Subject to Section 1(c), the term of Employee's employment (the "Term") pursuant to this Agreement commences on the Effective Date and ends on December 31, 2002, unless sooner terminated as hereinafter provided. Any continued employment by the Company or Parent upon expiration of the Term shall be on an at-will basis, which can be terminated by either party at any time.

         4. Compensation.

                  (a) For all of the services rendered by Employee to the Company, Employee will be paid an initial annual base salary of $275,000 payable in periodic installments in accordance with the Company's regular payroll practices in effect from time to time. In addition to the annual base salary, Employee shall be eligible for a bonus in an amount not to exceed 30% of Employee's annual base salary. This annual base salary and bonus amount may be increased from time to time by action of the Board of Directors or officers of Parent or the Company.

                  (b) Throughout the Term, Employee will be eligible to receive fringe benefits and will be eligible to participate in the benefit plans and programs sponsored by Parent (including, without limitation, retirement, savings or profit sharing plans, incentive or other

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bonus plans, life, disability, health, accident and other insurance programs, and any paid vacation or leave programs) in the manner and at the level that generally is afforded to similarly situated employees of Parent and its Affiliates, subject, in each case, to the applicable terms and conditions of the applicable benefit plan or program in question. To the extent provided under any such plan or program, Parent shall retain any discretionary authority reserved to Parent to determine the level and amount of any benefit provided to Employee. Employee will receive full credit, for purposes of eligibility for participation in such benefit plans or programs, for service rendered to the Company prior to the Merger. Notwithstanding the foregoing, Parent shall not be required to offer a particular plan, program or benefit at a work location of Parent and its Affiliates if Parent, after exercising reasonable diligence, determines that such plan, program or benefit is not readily available to employees at such work location on terms that the Parent determines to be reasonable. Further, Employee acknowledges and understands that Parent and its Affiliates will not provide Employee with an automobile or an allowance or reimbursement to subsidize the cost of an automobile.

         5. Discharge.

                  (a) The Company may discharge Employee at any time for Cause upon written notice. In the event Employee is discharged for Cause, the Company may, in its sole discretion, cease all payment of salary and provision of benefits to Employee (except as otherwise provided under Section 5(c)).

                  (b) The Company may discharge the Employee at any time without Cause upon written notice. In the event that the Company discharges Employee without Cause prior to expiration of the Term, Employee shall be entitled to receive continuation of his base salary for the period that is the longer of (i) the remainder of the Term, or (ii) 90 days from the date of Employee's discharge without Cause. Notwithstanding the expiration of the Term as described in
Section 3, in the event that Employee is terminated without Cause after the expiration of the Term, Employee shall be entitled to receive continuation of his base salary for a period of 90 days from the date of Employee's discharge without Cause.

                  (c) Upon termination of Employee's employment for whatever reason, Employee will be paid the value of all unused vacation and allowed to continue medical coverage to the extent provided for by COBRA and other applicable law.

                  (d) For purposes of this Agreement, "Cause" shall mean any of the following:

                           (i) the substantial failure, as determined by the
Board of Directors of Parent (the "Board"), to render services in accordance with Employee's duties under this Agreement (other than due to "disability" as determined by the Board under the definition set forth in Section 22(e)(3) of the Internal Revenue Code) after timely written notice of the substantial failure is provided to Employee and a reasonable cure period of no less than 30 days has been provided by the Company to Employee, provided, however, that the Company need not provide notice to Employee more than one (1) time in any six
(6) month period regarding a substantially similar failure and need not provide either notice or a cure period with respect to any matter which the Board deems to be incurable;

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                           (ii) the conviction of, or plea of nolo contendere
in, a felony, or any other crime involving moral turpitude;

                           (iii) commission of an act of personal dishonesty or
breach of fiduciary duty involving personal profit in connection with the Company or Parent;

                           (iv) the commission of an act, or failure to act,
involving gross misconduct or gross negligence in the conduct of Employee's duties;

                           (v) acceptance of employment other than with the
Company, Parent or an Affiliate;

                           (vi) breach of the Noncompetition Agreement, dated as
of the date hereof, by and amount Parent, the Company and Employee; or

                           (vii) violation by Employee of the Confidentiality
and Invention Assignment agreement referenced in Section 6, or any of the provisions of Section 7 of this Agreement.

         6. Confidentiality and Invention Assignment. At the Closing, Employee shall execute Parent's standard form of confidentiality and invention assignment agreement for employees of Parent and its subsidiaries.

         7. Prior Agreements. Employee represents to the Company and Parent that: (a) there are no restrictions, agreements or understandings whatsoever to which Employee is a party or by which Employee is bound which would prevent or make unlawful Employee's execution of this Agreement or employment hereunder;
(b) Employee's execution of this Agreement and employment hereunder do not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound; and (c) Employee is free and able to execute this Agreement and to enter into employment hereunder on the terms and subject to the conditions hereof.

         8.       Miscellaneous.

                  (a) Indulgences, Etc. Any failure or delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement will not operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence.


                  (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given on the day established by the sender as having been delivered personally; on the day

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delivered by a private courier as established by the sender by evidence obtained from the courier; or on the 5th day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below:

                           (i)      If to Employee:

                                    Attn: Cyrus Hadavi
                                    5933 West Century Boulevard
                                    12th Floor
                                    Los Angeles, California 90045-5471

                           (ii)     If to the Company or Parent:

                                    FreeMarkets, Inc.
                                    22nd Floor, FreeMarkets Center
                                    210 Sixth Avenue
                                    Pittsburgh, PA 15222
                                    Attn: Glen T. Meakem

         In addition, notice by mail must be by airmail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of any change of address to the other party in conformity with the provisions of this paragraph for the giving of notice.

                  (c) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, Parent, and their successors and assigns and shall be binding upon Employee and shall inure to the benefit of Employee and Employee's heirs, executors, and administrators. The Company may assign this Agreement at any time to any Affiliate or any successor in interest to the entire business of the Company, provided that such assignment will not relieve the Company of its obligations hereunder and that such assignee will agree in writing to be subject to all of the terms of this Agreement. Employee may not assign this Agreement.

                  (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

                  (e) Provisions Separable. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (f) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or

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implied, oral or written, with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of such terms. This Agreement may not be modified or amended other than by an agreement in writing signed by all the parties hereto.

                  (g) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

                  (h) Gender, etc. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (i) Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania excluding its conflicts of laws rules.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                     FREEMARKETS, INC.



                                     By:   /s/ JOAN HOOPER
                                         ----------------------------
                                     Name:  JOAN HOOPER
                                     Title: SENIOR VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER


                                     ADEXA, INC.


                                     By:  /s/ J. TIMOTHY ROMER
                                         ----------------------------
                                     Name:  J. TIMOTHY ROMER
                                     Title: CHIEF FINANCIAL OFFICER



                                     EMPLOYEE:

                                        /s/ K. CYRUS HADAVI
                                     --------------------------------